Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company	State or Other Jurisdiction of Incorporation

Acushnet Company	Delaware
Acushnet Cayman Limited	Cayman Islands
Acushnet Lionscore, Ltd.	Cayman Islands
Acushnet Foot Joy (Thailand) Limited	Thailand
Acushnet International Inc.	Delaware
Acushnet Canada Inc.	Canada
Acushnet Europe Ltd.	England
Acushnet GmbH	Germany
Acushnet Nederland B.V.	The Netherlands
Acushnet Sverige AB	Sweden
Acushnet Japan, Inc.	Delaware
Cobra Golf Incorporated	Delaware
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Finance UK p.l.c.	England
Fortune Brands Home & Hardware LLC	Delaware
MasterBrand Cabinets, Inc.	Delaware
Capital Cabinet Corporation	Nevada
NHB Industries Limited	Canada
Omega Cabinets, Ltd.	Delaware
KC/MBC Holdings Co.	Delaware[1]
KCMB Nova Scotia Corp.	Nova Scotia, Canada
KC Manitoba Ltd.	Canada
Kitchen Craft of Canada	Canada[2]
MBC IP Co.	Delaware[3]
Omega IP Co.	Delaware[4]
Master Lock Company LLC	Delaware
ALC Holding Company	Delaware

[1]	KC/MBC Holdings Co. is 59.1% owned by MasterBrand Cabinets, Inc. and 40.9% owned by Omega Cabinets, Ltd.

[2]	Kitchen Craft of Canada is a general partnership; its general partners are KC Manitoba Ltd., which has a 57% equity interest in the partnership, and KCMB Nova Scotia Corp., which has a 43% equity interest in the partnership.

[3]	KC/MBC Holdings Co. owns 75% of the common stock of MBC IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of MBC IP Co.

[4]	KC/MBC Holdings Co. owns 75% of the common stock of Omega IP Co., and KCMB Nova Scotia Corp. owns 25% of the common stock and 100% of the preferred stock of Omega IP Co.

American Lock Company	Delaware
Master Lock Canada, Inc./Serrures Master Lock Canada, Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico[5]
Master Lock Europe, S.A.S.	France
Moen Incorporated	Delaware
Moen Guangzhou Faucet Co., Ltd.	China
Moen, Inc.	Ontario, Canada
Therma-Tru Corp.	Ohio
Therma-Tru (UK) Limited	England
Tru-Logistics, Inc.	Delaware
TT Technologies, Inc.	Delaware
Waterloo Industries, Inc.	Delaware
Waterloo de Nogales, S.A. de C.V.	Mexico[6]
Fortune Brands International Corporation	Delaware
Fulham Acquisition Corp.	Delaware
Beam Wine Estates, Inc.	Delaware[7]
Clos du Bois, Inc.	California
William Hill Napa, Inc.	California
Buena Vista Winery, Inc.	California
Gary Farrell Wines, Inc.	California
First Bedford, Inc.	Delaware
Second Bedford, Inc.	Delaware
Atlas Peak Vineyard, Inc.	California
Fortune Brands International Holdings SARL	France
Fortune Brands Holdings S.A.S.	France[8]
Courvoisier S.A.S	France
Jim Beam España, S.L.	Spain[9]
Maker’s Mark Distillery, Inc.	Kentucky[10]
Jim Beam Brands Worldwide, Inc.	Delaware[11]
Alberta Distillers Limited	Alberta, Canada
Bourbon Warehouse Receipts, Inc.	Delaware
Bourbon Warehouse Netherlands B.V.	Netherlands
Jim Beam Brands Netherlands B.V.	Netherlands
Maxxium Worldwide B.V.	Netherlands[12]

[5]	Master Lock de Nogales, S.A. de C.V. is 99.9% owned by Master Lock Company and 0.1% owned by John Heppner, President and Chief Operating Officer of Master Lock Company LLC.

[6]	Waterloo de Nogales, S.A. de C.V. is 99.9% by Waterloo Industries, Inc. and 0.1% by Fortune Brands Home & Hardware.

[7]	Wine Alliance, Inc. was acquired from Allied Domecq Spirits & Wines Americas, Inc. on November 16, 2005. Wine Alliance, Inc. changed its name to Beam Wine Estates, Inc. on November 21, 2005.

[8]	Allied Domecq S.A.S was transferred to Fulham Acquisition Corp. on July 27, 2005. On July 28, 2005, Allied Domecq S.A.S. changed its name to Fortune Brands Holdings S.A.S. On August 31, 2005, Fortune Brands Holdings S.A.S. was transferred from Fulham Acquisition Corp. to Fortune Brands International Holdings SARL.

[9]	99.97% owned by Fulham Acquisition Corp. and .03% owned by Fortune Brands, Inc.

[10]	Maker’s Mark Distillery, Inc. was acquired from PR Acquisitions IV Corp. on October 28, 2005.

[11]	Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock of Jim Beam Brands Worldwide, Inc. (“JBBW”). V&S Vin & Sprit AB owns 10% of JBBW’s capital stock, in the form of convertible preferred stock, which is convertible into 10% of the common stock of JBBW.
[12]	Maxxium Worldwide B.V. is 25% owned by Jim Beam Brands Netherlands, B.V., 25% owned by E. Remy Martin et CIE S.A., 25% owned by Highland Distillers Group Limited, and 25% owned by V&S Deutschland GmbH.

Jim Beam Brands Australia Pty. Limited	New South Wales, Australia
Jim Beam Brands Co.	Delaware
Future Brands LLC	Delaware[13]
Jim Beam Brands Canada, LP	New Brunswick, Canada[14]
John de Kuyper & Son, Incorporated	Delaware
Peak Wines International, Inc.	Delaware

1700 Insurance Company Ltd.	Bermuda

[13]	Future Brands LLC is a Delaware limited liability company, which is 50% owned by Jim Beam Brands Co., 1% owned by Jim Beam Brands Worldwide, Inc. and 49% owned by The Absolute Spirits Company, Incorporated.

[14]	Jim Beam Brands Canada, LP is 99% owned by Jim Beam Brands Worldwide, Inc. and 1% by Bourbon Warehouse Receipts, Inc.